Calculation of Filing Fee Tables
F-1
Neucleus Group Ltd
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Class A ordinary shares, par value US$0.0001 per share	457(o)	5,175,000	$ 5.00	$ 25,875,000.00	0.0001381	$ 3,573.34
Fees to be Paid	2	Equity	Representative's Warrant	Other				0.0001381	$ 0.00
Fees to be Paid	3	Equity	Class A ordinary shares underlying Representative's Warrant	Other	388,125	$ 6.25	$ 2,425,781.25	0.0001381	$ 335.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 28,300,781.25		$ 3,908.34
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 3,908.34
Offering Note
[1]	(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 (the "Securities Act"), as amended. Includes Class A Ordinary Shares that are issuable upon the exercise of the underwriters' over-allotment option.

[2]	(2) Pursuant to Rule 416 under the Securities Act, as amended, there is also being registered hereby such indeterminate number of additional Class A Ordinary Shares of the Registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions. (3) No fee required pursuant to Rule 457(g) under the Securities Act. (4) Represents Class A Ordinary Shares underlying one or more warrants issuable to the representative of the representative of several underwriters to purchase up to an aggregate of 7.5% of the Class A Ordinary Shares sold in the offering at an exercise price equal to 125% of the public offering price.

[3]	(4) Represents Class A Ordinary Shares underlying one or more warrants issuable to the representative of the representative of several underwriters to purchase up to an aggregate of 7.5% of the Class A Ordinary Shares sold in the offering at an exercise price equal to 125% of the public offering price.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date